 Exhibit 4.4

Number	1st Source Corporation	Shares
INCORPORATED UNDER THE LAWS OF THE STATE OF INDIANA
SEE REVERSE FOR CERTAIN DEFINITIONS CUSIP 336901 103
THIS CERTIFIES that		is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES, NO PAR VALUE PER SHARE, OF THE COMMON STOCK OF
1st Source Corporation (hereinafter called the "Company") transferable on the books of the Company by the holder in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are subject to all of the provisions of the Articles of Incorporation of the Company and of the amendments thereto, copies of which are on file with the Transfer Agent, to all of which the holder by acceptance hereof assents. A statement of the relative rights, interests, preferences and restrictions of this class of stock will be furnished by the Company to any holder upon written request and without charge. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Company and the Facsimile signatures of its duly authorized officers.
Dated

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:
TEN COM	- as tenants in common	UNIF GIFT MIN ACT -	Custodian
(Cust) (Minor)
TEN ENT	- as tenants by the entireties		under Uniform Gifts to Minors
JT TEN	- as joint tenants with right of survivorship and not as tenants in common		Act
(State)
Additional abbreviations may also be used though not in the above list.

For value received, _________________________________________________________hereby sell, assign and transfer unto
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE __________________________________________

Please print or typewrite name and address including postal zip code of assignee.

Shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.
Dated, _________________________
___________________________________________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement, or any change whatever.